Exhibit 32.2

PRESIDENTIAL REALTY CORPORATION

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Presidential Realty Corporation (the “Company”) on Form 10-Q for the period June 30, 2015 (the “Report”), I, Alexander Ludwig, President, Chief Operating Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/S/ Alexander Ludwig
Alexander Ludwig
President, Chief Operating Officer and Principal Financial Officer
Date: August 11, 2015